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                                                                    EXHIBIT 10.9


                          SPLINEX CONSULTANT AGREEMENT

         This Consultant Agreement ("Agreement") is entered into and effective as of 1 Feb, 2004 (the "Effective Date") by and between Splinex Technology Inc., a Delaware corporation with an office at 550 Cypress Creek Road, Suite 410, Fort Lauderdale, Florida 33309 ("Splinex") and Peter Novak ("Consultant") with an address at 550 West Cypress Creek Road, Fort Lauderdale, Florida 33306.

         1. ENGAGEMENT OF SERVICES. Splinex desires to engage Consultant perform the following services (the "Services"); technical advice, technical management, strategic planning and international licensing advice. All Services to be performed by Consultant shall be assigned on a project basis by a designated representative of Splinex (the "Designated Representative"). The initial Designated Representatives shall be Torn Stitt.

         2. COMPENSATION.

         2.1 FEES. Consultant agrees to perform the Services for a monthly rate of $8333.33 for each month during which Consultant performs Services for Splinex pursuant to this Agreement.

         2.2 PAYMENT. At the end of each month, Consultant shall submit an invoice to Splinex. Each invoice submitted by Consultant shall describe (i) the hours during which Consultant performed Services, and (ii) a detailed description of the Services actually performed for Splinex during each day Consultant performed Services for Splinex. Payment of the cash portion of each invoice shall be due within five (5) days of receipt of a correct invoice. Consultant shall only be paid for Services that have been both assigned and approved by the Designated Representative.

         3. INDEPENDENT CONTRACTOR. The parties expressly intend and agree that Consultant is acting as an independent contractor and not as an employee of Splinex. Nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship. Consultant understands and agrees that Splinex will not pay or withhold from the compensation paid to Consultant pursuant to this Agreement any sums customarily paid or withheld for or on behalf of employees for income tax, unemployment insurance, social security, worker's compensation or any other withholding tax, insurance, or payment pursuant to any law or governmental requirement, and all such payments as may be required by law are the sole responsibility of Consultant.

         4. CONFIDENTIAL INFORMATION.

         4.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, Consultant may acquire access to proprietary and confidential information belonging to Splinex, its customers, its suppliers and other third parties (all such proprietary and confidential information is collectively defined as


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"Confidential Information"). Confidential Information includes but is not limited to customer lists, marketing plans, proposals, contracts, technical and/or financial information, data bases, software (including, but not limited to object and source code, software output., screen displays, file hierarchies, algorithms, graphics and user interfaces), trade secrets, formulas, designs, ideas, processes techniques, know-how, improvements, schematics, inventions (whether patentable or not), business and product development plans, and information concerning the Splinex's actual or anticipated business, research or development activities. Consultant agrees (a) it shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such Confidential Information to third parties, (b) not to disclose or use any of such Confidential Information for any purpose except as necessary and consistent with the terms of this Agreement, (c) to limit the use of and access to such Confidential Information to such employees who have a need to know such Confidential Information and have signed legally binding non-disclosure agreements, (d) not remove any of the Confidential Information of Splinex from the premises of Splinex, and (e) to promptly notify Splinex in writing of any unauthorized disclosures end/or use thereof. All Confidential Information belonging to Splinex remains the confidential and proprietary information of the Splinex.

         4.2 EXCLUSIONS. Notwithstanding the foregoing, Confidential Information does not include information: (a) that is or becomes generally available to the public other than as a result of a disclosure by Consultant or any other person who directly or indirectly receives such information from Consultant, or (b) is required by law to be disclosed by Consultant.

         4.3 NO CONFLICT OF INTEREST. Consultant represents that Consultant's performance of the obligations under this Agreement does not and will not violate the terms of any agreements or understandings that Consultant has with any other party.

         5. INTELLECTUAL PROPERTY RIGHTS.

         5.1 INTELLECTUAL PROPERTY RIGHTS. For the purposes of this Agreement, "Intellectual Property Rights" means any and all intellectual property, inventions, patents, copyrightable material, trademarks, trade secret rights, improvements, discoveries, and technical developments that Consultant, solely or jointly with others, conceives, makes, or reduces to practice within the scope of the work under this Agreement.

         5.2 ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

         (a) Assignment of IP is a subiect of separate agreement to be signed not later than June 30, 2004.

         (b) Consultant agrees to assist Splinex in any reasonable manner to obtain and enforce Splinex's benefit patents, copyrights, trademarks and other property rights covering the Inventions in any and all countries, and Consultant agrees to execute, when requested, patent, copyright, trademarks or similar applications and assignments to Splinex and any other lawful documents deemed necessary by Splinex to carry out the purpose of this Agreement. Consultant further agrees that the obligations and undertaking stated in this Section 5.2
(b) will continue beyond the termination of Consultants service to Splinex. If called upon to render assistance under this Section 5.2 (10, Consultant will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Splinex.

         (c) In the event that Splinex is unable for any reason whatsoever to secure Consultant's signature to any lawful and necessary document required to


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apply for or execute any patent, copyright, trademark or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions, or continuations in part thereof, Consultant hereby irrevocably designates and appoints Splinex and its duly authorized officers and agents as Consultant's agents and attorneys-in-fact co act for and in his behalf and instead of Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks or other rights thereon with the same legal force and effect as if executed by Consultant.

         6. TERMINATION.

         6.1 TERMINATION. This Agreement is for the services of Consultant, and may be immediately terminated at any time by either party upon written notice to the other party. Upon termination or expiration of this Agreement, or at any time upon request of Splinex, Consultant will immediately return or destroy, at the direction of Splinex, all copies of Confidential Information and any other property of Splinex in Consultant's possession. Consultant agrees that the Consultant's sole and exclusive remedy for any breach of this Agreement by Splinex will be limited to monetary damages and that the Consultant will nor make any claim in respect of any rights to or interest in any Confidential Information.

         6.2 NON-INTERFERENCE. During the term of this Agreement, and for a period of one (1) year immediately following the last date that Consultant performs services for Splinex, Consultant agrees not to solicit or induce any employee or independent Consultant to terminate or breach an employment, contractual, or other relationship with Splinex.

         9. GENERAL PROVISIONS.

         9.1 GOVERNING LAW. This Agreement is governed by the laws of the State of Florida and the parties agree to the exclusive jurisdiction a court of competent jurisdiction in Fort Lauderdale, Florida in relation to this Agreement.

         9.2 WAIVER. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute consent to, waiver of, or excuse of any other, different or subsequent breach by either party.

         9.3 SUCCESSORS AND ASSIGNS. Consultant may not assign its rights or obligations arising under this Agreement without Splinex's prior written consent. Splinex may assign its rights and obligations under this Agreement. This Agreement will be for the benefit of Splinex's successors and assigns, and will be binding on Consultant's heirs, legal representatives, and permitted assignees.

         9.4 ATTORNEYS' FEES. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled


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to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket administrative and court costs incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

         9.5 NOTICES. All notices, requests and other communications required to be given under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. The mailing address for notice to either party will be the address in the preamble to this Agreement. Either party may change its mailing address by notice as provided by this Section 8.5.

         9.6 SURVIVAL. The terms of Section 4 ("Confidential Information") and
Section 5 ("Intellectual Property Rights") shall survive any termination or expiration of this Agreement.

         9.7 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, tat provision shall be deleted and the other provisions shall remain in effect.

         9.8 ENTIRE AGREEMENT. This Agreement, including all Exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute on and the same instrument.

                CONSULTANT                            SPLINEX TECHNOLOGY INC.

By:   /s/ Peter Novak                    By:     /s/ Tom Stitt
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Name: Peter Novak                        Name:   Tom Stitt
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Title:                                   Title:  SVP
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